                                 AMY E. LANGE
                                (612) 340-6323


                                October 3, 1995


Securities and Exchange Commission
Filing Desk
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Possis Medical, Inc.
          File No. 33-62009
          Final Prospectus

Ladies and Gentlemen:

     On behalf of Possis Medical, Inc., transmitted herewith for filing via EDGAR pursuant to Rules 424(b)(1) and 430A is the final Prospectus dated October 2, 1995.

     If you have any questions or comments regarding this filing, please telephone the undersigned at (612) 340-6323 or David Lubben of this office at
(612) 340-2904.

                                       Very truly yours,



                                       Amy E. Lange


AEL:kln/jas
cc:  Ms. Anita Karu